UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
November 23, 2020

PVH CORP. /DE/

(Exact name of registrant as specified in its charter)
Delaware	001-07572	13-1166910
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
200 MADISON AVENUE, NEW YORK, New York		10016
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (212)-381-3500
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
   (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
   (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1 par value	PVH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 23, 2020, the PVH Corp. (the “Company”) Board of Directors (the “Board”) appointed two new directors. Joining the Board effective January 26, 2021 is Allison Peterson, Executive Vice President, Chief Customer Officer at Best Buy Co., Inc. (“Best Buy”). George Cheeks, President and CEO of CBS Entertainment Group, will be joining the Board effective March 22, 2021. The Board determined that each of Ms. Peterson and Mr. Cheeks qualifies as independent under the New York Stock Exchange listing standards and the applicable requirements of the Securities and Exchange Commission (“SEC”), and has appointed them to the Board’s Compensation Committee and Corporate Responsibility Committee, respectively, effective the same dates that they are to join the Board.

The appointments of Ms. Peterson and Mr. Cheeks are in connection with the previously disclosed refreshment process undertaken by the Board, as supported by the Board’s Nominating, Governance & Management Development Committee. They continue to evaluate membership both on the Board and its Committees. Further changes will be disclosed as and when required under SEC rules.

In addition, as part of the Company’s previously disclosed chief executive officer succession plan, the Board intends to appoint Stefan Larsson, the Company’s President, to the Board when the Board appoints him as Chief Executive Officer, which the Company previously announced is expected to be effective February 1, 2021.

Ms. Peterson, age 46, has extensive experience in strategic planning, marketing strategy and execution, digital marketing, multi-channel retailing, financial analysis, cross functional teaming, negotiating and building vendor relations, assortment planning and buying. Since May 2020, Ms. Peterson has served as Executive Vice President, Chief Customer Officer at Best Buy. Ms. Peterson previously served in multiple leadership roles of increasing responsibility at Best Buy from 2004 to 2020, including as Chief Marketing Customer Officer from 2019 to 2020; as President, E-Commerce from 2017 to 2018; and as Vice President, Category Marketing from 2015 to 2017. Earlier in her career, Ms. Peterson worked in merchandising and demand planning at Target Corporation.

Mr. Cheeks, age 55, is a media and entertainment industry veteran with more than 25 years of experience. He has served as President and CEO of CBS Entertainment Group since March 2020. Mr. Cheeks previously served as Vice Chairman of NBCUniversal Content Studios from 2019 to 2020. Prior to that, he held other various leadership roles of increasing responsibility at NBCUniversal, including as Co-Chairman of NBC Entertainment from 2018 to 2019, Co-President of Universal Cable Productions and President of Late Night Programming at NBC Entertainment 2017 to 2018, President of Business Operations and Late Night Programming at NBC Entertainment from 2014 to 2017 and Executive Vice President of Business Operations from 2012 to 2014.

There are no transactions between the Company and any of Ms. Peterson and Mr. Cheeks or any of their immediate family members that require disclosure pursuant to Item 404(a) of Regulation S-K.

The Company issued a press release on November 23, 2020 announcing the recent Board appointments. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements And Exhibits.

(d) Exhibits.
Exhibit No.	Description of Exhibit

99.1	Press Release dated November 23, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)]

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 23, 2020	PVH CORP.

By: /s/ Mark D. Fischer
Mark D. Fischer
Executive Vice President, General Counsel and Secretary